PEAPACK-GLADSTONE FINANCIAL CORPORATION

                                      PROXY

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                             Tuesday, April 25, 2000

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



         The undersigned hereby appoints John D. Kissel, George R. Layton and Jack D. Stine, or any one of them, as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below and on the reverse side, all of the shares of common stock of PEAPACK-GLADSTONE FINANCIAL CORPORATION held of record by the undersigned at the Annual Meeting of Shareholders of PEAPACK-GLADSTONE FINANCIAL CORPORATION, to be held at the Peapack-Gladstone Financial Corporation's Loan and Administration Building, 158 Route 206 North, Gladstone, New Jersey, on Tuesday April 25, 2000 at 2:00 p.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

         This proxy will be voted as specified below. If no choice is specified, the proxy will be voted FOR the election of the 12 nominees for director listed in the Proxy Statement.

                               (see reverse side)


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1.       ELECTION OF 12 DIRECTORS

         / / FOR the nominees listed below (except as marked to the contrary below):

         / / FOR ALL nominees except:
                             (Instructions: To withhold authority to vote for any individual nominee(s) write that nominee's name on the above line.)

         / / WITHHOLD AUTHORITY to vote for all nominees listed below


         Anthony J. Consi II, Pamela Hill, T. Leonard Hill, Frank A. Kissel, John D. Kissel, James R. Lamb, George R. Layton, Edward A. Merton, F. Duffield Meyercord, John R. Mulcahy, Philip W. Smith III, Jack D. Stine. .

2. In their discretion, upon such other matters as may properly come before the meeting.

                                           Dated:  ________________, 2000

                                           ---------------------------
                                           Signature

                                           ---------------------------

                                    Signature  (Please sign exactly as your name
                                    appears.   When   signing  as  an  executor,
                                    administrator,    guardian,    trustee    or
                                    attorney, please give your title as such. If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature. If the shares are held in joint name, all joint owners should sign.)

                                    PLEASE DATE, SIGN AND RETURN PROMPTLY